Exhibit 1.1

EXECUTION VERSION

STANDARD PACIFIC CORP.

6.25% Senior Notes due 2021

Underwriting Agreement

August 1, 2013

Citigroup Global Markets Inc.

As Representative of the

several Underwriters listed

in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Standard Pacific Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of its 6.25% Senior Notes due 2021 (the “Securities”). The Securities will be issued under an Indenture dated as of April 1, 1999 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company N.A. (as successor in interest to J.P. Morgan Trust Company N.A. and The First National Bank of Chicago), as trustee, as amended and supplemented by a First Supplemental Indenture dated as of April 13, 1999, a Second Supplemental Indenture dated as of September 5, 2000, a Third Supplemental Indenture dated as of December 28, 2001, a Fourth Supplemental Indenture dated as of March 4, 2003, a Fifth Supplemental Indenture dated as of May 12, 2003, a Sixth Supplemental Indenture dated as of September 23, 2003, a Seventh Supplemental Indenture dated as of March 11, 2004, an Eighth Supplemental Indenture dated as of March 11, 2004, a Ninth Supplemental Indenture dated as of August 1, 2005, a Tenth Supplemental Indenture dated as of August 1, 2005, an Eleventh Supplemental Indenture dated as of February 22, 2006, a Twelfth Supplemental Indenture dated as of May 5, 2006, a Thirteenth Supplemental Indenture dated as of October 8, 2009, a Fourteenth Supplemental Indenture dated as of May 3, 2010, a Fifteenth Supplemental Indenture dated as of December 22, 2010, a Sixteenth Supplemental Indenture dated as of December 22, 2010, a Seventeenth Supplemental Indenture dated as of December 22, 2010, an Eighteenth Supplemental Indenture dated as of August 6, 2012, a Nineteenth Supplemental Indenture dated as of August 6, 2012, and a Twentieth Supplemental Indenture to be dated as of the Closing Date (the “Twentieth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors (as defined below), and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”). The Securities will be unconditionally guaranteed as to the payment of principal and interest (the “Guarantees”) by each of the subsidiaries of the Company listed on Schedule IV hereto (the “Guarantors”).

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement and Prospectus. A registration statement (No. 333-182942), including a prospectus, relating to the Securities has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective. “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) or Rule 430C (“Rule 430C”) under the Securities Act that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. “Effective Date” means the date and time that the Registration Statement and any post-effective amendment or amendments thereto shall be deemed, pursuant to Rule 430B(f)(2), to be effective in connection with the sale of the Securities. For purposes of determining the information contained in the Registration Statement as of any time, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any base prospectus or prospectus supplement deemed to be part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of determining the information contained in the Statutory Prospectus as of any time, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act. “Statutory Prospectus” without reference to a time means the Statutory Prospectus as of the Applicable Time.

“Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the offering of the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Securities Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified as such in Schedule III to this Agreement.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“General Disclosure Package” means (i) the Statutory Prospectus contained in the Registration Statement at the Applicable Time, including the preliminary prospectus supplement used most recently prior to the Applicable Time, (ii) the General Use Issuer Free Writing Prospectuses, if any, including the term sheet prepared pursuant to Section 7(b), and (iii) any other “free writing prospectus” (as defined in Rule 405 (“Rule 405”) under the Securities Act) that the parties shall expressly agree in writing to treat as part of the General Disclosure Package, and listed as such in Schedule III to this Agreement.

“Applicable Time” means 4:30 p.m. (Eastern Time) on the date of this Agreement.

The terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to the Registration Statement, the Statutory Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus, as applicable.

2. Representations and Warranties. The Company and each Guarantor jointly and severally represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.

(a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 that was filed within the last three years and was effective upon filing with the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation, warranty or covenant with respect to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof. There are no current or pending actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus, and there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed as exhibits to the Registration Statement.

(b) General Disclosure Package. The General Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof.

(c) Statutory Prospectus. No order preventing or suspending the use of any Statutory Prospectus has been issued by the Commission. The Statutory Prospectus included in the General Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Statutory Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Statutory Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof.

(d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Statutory Prospectus and the General Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Statutory Prospectus or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Statutory Prospectus filed prior to delivery of such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation, warranty or covenant with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof.

(f) Investment Company Act. None of the Company or any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus will be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(g) No Stabilization. None of the Company or any Guarantor has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h) Organization and Good Standing. The Company and each Guarantor has been duly organized and is a validly existing corporation, limited liability company or partnership in good standing under the laws of the jurisdiction in which it is chartered or organized, with power and authority (corporate, limited liability company or partnership, as applicable) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries (including the Guarantors) taken as a whole (a “Material Adverse Effect”).

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Subsidiary Capitalization. Each subsidiary of the Company that is not a Guarantor has been duly incorporated or, in the case of a partnership or limited liability company, formed and is a validly existing corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate, limited liability company or partnership, as applicable) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and each subsidiary of the Company that is not a Guarantor is duly qualified to do business as a foreign corporation, limited liability company or partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable, and all of the partnership or membership interests of each subsidiary that is a partnership or limited liability company have been duly authorized and validly issued; and the outstanding capital stock or partnership or membership interests of each subsidiary of the Company, directly or through subsidiaries, is owned by the Company free from liens, encumbrances and defects, except in each case in this subsection (j) for liens, encumbrances and defects that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or that are permitted under, or created in connection with, the Company’s revolving credit facility and the indentures for its outstanding notes.

(k) Due Authorization. The Company and each Guarantor has the requisite power and authority (corporate, limited liability company or partnership, as applicable) to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly executed and delivered by the Company and each of the Guarantors.

(m) The Indenture. The Indenture has been duly authorized by the Company, and each Guarantor and, when executed and delivered by the Company and each Guarantor on the Closing Date, will be a legal, valid and binding agreement of the Company and each Guarantor, enforceable against the Company in accordance with its terms, except that enforceability of the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Trust Indenture Act”). The Indenture will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(n) The Securities. The Securities have been duly and validly authorized for issuance and sale to the Underwriters by the Company and, when issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Securities may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Securities, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) Guarantees. Each Guarantee has been duly and validly authorized by the respective Guarantor and, when each Guarantor has executed and delivered the Indenture, each Guarantee will be a legal, valid and binding obligation of the respective Guarantor, entitled to the benefits of the Indenture and enforceable against such Guarantor in accordance with its terms, except that enforceability of the Guarantee may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each Guarantee will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) No Registration Rights. No person has the right to require the Company or any of its subsidiaries (including the Guarantors) to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities pursuant to the Registration Statement.

(q) No Violation or Default. Neither the Company nor any of its subsidiaries (including the Guarantors) is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries (including the Guarantors) is a party or by which the Company or any of its subsidiaries (including the Guarantors) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Guarantors) is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except for the registration of the Securities under the Securities Act and such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(s) No Conflicts. The execution, delivery and performance of this Agreement and the Indenture by the Company and the Guarantors, as applicable, the issuance and sale of the Securities and the Guarantees and the consummation of the transactions contemplated by this Agreement and the Indenture will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company (including the Guarantors) or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary (or, in the case of a partnership or limited liability company, the comparable organizational documents), except in the cases of clauses (i) and (ii) as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(t) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and the results of their operations and cash flows for the periods shown; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented (except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus); and the selected financial data set forth under the caption “Summary Consolidated Financial Information and Operating Data” in the Registration Statement, the General Disclosure Package and the Prospectus fairly present, in all material respects, on the basis stated in the Registration Statement, the General Disclosure Package and the Prospectus, the information included therein.

(u) Independent Accountants. Ernst & Young, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the General Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company and its subsidiaries in accordance with the Securities Act and the rules of the Public Company Accounting Oversight Board and as required by the Securities Act.

(v) Legal Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against the Company or any of its subsidiaries (including the Guarantors) or any of their respective properties by or before any court, other governmental agency or body or arbitrator (A) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (B) that is reasonably likely to materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under this Agreement, the Indenture, the Securities and the Guarantees; and to the knowledge of each of the Company or any Guarantor no such actions, suits or proceedings are threatened.

(w) Title to Real and Personal Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries (including the Guarantors) have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that materially interfere with the use made or to be made thereof by the Company or its subsidiaries (including the Guarantors); and (ii) the Company and its subsidiaries (including the Guarantors) hold any leased real or personal property under valid and enforceable leases with no exceptions, except in each case for such liens, encumbrances, defects and exceptions that (1) are typically encountered in the development and acquisition of land, including unentitled land, and other properties, or (2) individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(x) No Labor Disputes. No labor dispute with the employees of the Company or any subsidiary (including the Guarantors) exists or, to the knowledge of each of the Company or any Guarantor, is imminent that is reasonably likely to have a Material Adverse Effect.

(y) Title to Intellectual Property. The Company and its subsidiaries (including the Guarantors) own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights presently employed by the Company or any of its subsidiaries (including the Guarantors), except for such matters as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(z) Compliance with and Liability under Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company or any Guarantor none of the Company or any of its subsidiaries (including the Guarantors) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and none of the Company or any Guarantor is aware of any pending investigation which might lead to such a claim.

(aa) No Material Adverse Change. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to result in a material adverse change, in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries (including the Guarantors) taken as a whole, and, except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus or with respect to distributions between or among the Company’s subsidiaries, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of the Guarantors on any class of its capital stock.

(bb) Accounting and Disclosure Controls. The Company and each of its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has performed evaluations of the effectiveness of its internal control over financial reporting as required by Rule 13a-15(c) under the Exchange Act. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities. The Company has performed evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15(b) under the Exchange Act and determined that such controls and procedures are effective. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(cc) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries (including the Guarantors) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries (including the Guarantors) with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Guarantor, threatened.

(ee) Compliance with OFAC. None of the Company, any of its subsidiaries (including the Guarantors) or, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (including the Guarantors) is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and each Guarantor will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries (including the Guarantors) nor, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or other affiliate of the Company or any of its subsidiaries (including the Guarantors) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries (including the Guarantors) and, to the knowledge of the Company and the Guarantors, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) No Broker’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company, on the one hand, and any person on the other hand that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the issuance and sale of the Securities.

(hh) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer,” in each case as defined in Rule 405. The Company has paid the registration fee for this offering pursuant to Rule 456(b) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as applicable, as to matters covered thereby, to each Underwriter.

3. Purchase and Sale. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase price of 98.875% of the principal amount of the Securities (the “Purchase Price”), plus accrued interest, if any, from August 6, 2013 to the Closing Date (as defined below), the respective principal amounts of the Securities set forth opposite the names of the several Underwriters in Schedule I hereto.

4. Terms of Public Offering. The Underwriters have advised the Company that the Underwriters propose (i) to make a public offering of the Securities as soon after the execution and delivery of this Agreement as in the Underwriters’ judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

5. Delivery and Payment. The Securities shall be represented by definitive global securities registered in the name of the nominee of The Depository Trust Company (“DTC”). The Company shall deliver the Securities, with any transfer taxes thereon duly paid by the Company, to the Representative through the facilities of DTC, for the account of the Underwriters, against payment to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Securities shall be made available for inspection not later than 9:30 a.m., New York City time, on the business day prior to the Closing Date, at the office of DTC or its designated custodian (the “Designated Office”). The time and date of delivery and payment for the Securities shall be 9:00 a.m., New York City time, on August 6, 2013 or such other time on the same or such other date as the Underwriters and the Company shall agree in writing. The time and date of such delivery and payment are hereinafter referred to as the “Closing Date”.

The documents to be delivered on the Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York and the Securities shall be delivered at the Designated Office, all on the Closing Date.

6. Agreements. The Company agrees with each Underwriter that:

(a) Beginning on the date hereof, and continuing until the date that, in the opinion of counsel for the Underwriters, a prospectus is (other than by reason of the exemption in Rule 172 under the Securities Act) no longer required by the Securities Act to be delivered in connection with sales of the Securities by the Underwriters or a dealer (the “Prospectus Delivery Period”), the Company will advise the Representative promptly, and, if requested by the Representative, confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) upon receipt of notice of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, any of the documents contained in the General Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Statutory Prospectus, any of the documents contained in the General Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

(b) To furnish the Representative five conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it during the Prospectus Delivery Period, including all exhibits and documents incorporated therein by reference, and to furnish to the Representative such number of conformed copies of the Registration Statement as so filed and of each such amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

(c) To prepare the Statutory Prospectus and the Prospectus, the form and substance of which shall be reasonably satisfactory to the Representative, and to file the Statutory Prospectus and the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Securities Act; during the Prospectus Delivery Period, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which the Representative shall not previously have been advised or to which the Representative shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon the Representative’ reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the Underwriters, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus.

(d) Prior to 10:00 A.M., New York City time, on the second business day after the date of this Agreement and from time to time thereafter during the Prospectus Delivery Period, to furnish in New York City to the Underwriters and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus and any documents incorporated therein by reference) as the Underwriters or any dealer may reasonably request.

(e) If during the Prospectus Delivery Period, in the opinion of counsel for the Underwriters, the Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriters and to any dealer as many copies thereof as the Underwriters or any dealer may reasonably request.

(f) To cooperate with the Representative and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the Underwriters and by dealers under the state securities or Blue Sky laws of such United States jurisdictions as the Representative may request, to continue such registration or qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

(g) To make generally available to its security holders as soon as practicable an earnings statement covering the twelve-month period that shall satisfy the provisions of Section 11(a) of the Securities Act beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(h) For a period of one year from the date of this Agreement, to furnish to the Representative as soon as available copies of all reports or other communications the Company furnishes to its security holders or public reports or other public communications the Company furnishes to or files with the Commission or any national securities exchange on which any class of securities of the Company is listed (except for so long as the Company is subject to the reporting requirements of either Section 13 or 15 of the Exchange Act, and such communications are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (or any successor thereto), the Company shall not be required to furnish to the Representative such communications) and such other publicly available information concerning the Company and its subsidiaries as the Representative may reasonably request.

(i) (A) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Securities under the state securities or blue sky laws of such United States jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the costs and charges of the Trustee; (vi) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (vii) all expenses incurred by the Company (but not the Underwriters) in connection with any “road show” presentation to potential investors.

(B) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 11 hereof before the Closing Date or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, but in no other event, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. Except as provided in this Section 6(i)(B) and Section 9 hereof, the Underwriters will pay all of their costs and expenses, including the fees and disbursements of their counsel.

(j) For a period of 30 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than a resale registration statement filed pursuant to Rule 415(a)(1)(i) under the Securities Act required to be filed pursuant to any agreement in effect on the date of this Agreement) relating to any debt securities issued or guaranteed by the Company and having a maturity of more than one year, or securities convertible into or exchangeable or exercisable for any such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any of these transactions are to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose its intention to make any such offer, sale, pledge, disposition or filing or enter into any such arrangement, without the prior written consent of Citigroup Global Markets Inc., other than debt securities issued in the ordinary course and secured by land purchases, community development district or similar bond financings on a private basis and letters of credit under the Company’s revolving credit facility.

(k) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

7. Free Writing Prospectuses.

(a) The Company and the Guarantors, jointly and severally, represent and agree that, unless the Company obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the Representative and the Company shall be deemed to have been given with respect to any “free writing prospectus” specified in Schedule III to this Agreement. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and each Guarantor represents that it has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities substantially in the form attached hereto as Schedule II or otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of (i) a free writing prospectus that contains only (x) information describing the preliminary terms of the Securities or their offering that do not reflect the final terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, or to retain it in the Company’s records pursuant to Rule 433(g), it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

8. Conditions to the Obligations of the Underwriters. The obligation of each of the Underwriters to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Opinion of Counsel for the Company. Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, to the effect that (subject to customary qualifications, assumptions and limitations):

(i) the Company is a validly existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(ii) each of the Guarantors incorporated or formed under the laws of the State of Delaware or California (the “DECA Guarantors”) is a validly existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, and has the requisite corporate or limited liability company power to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(iii) each of the Company and the DECA Guarantors has all requisite corporate or limited liability company power to execute and deliver this Agreement, the Indenture (and the Guarantees included therein) and the Securities, to which it is a party, and to perform its respective obligations hereunder and thereunder;

(iv) the execution and delivery by each of the Company and the DECA Guarantors of this Agreement and the performance of their respective obligations hereunder have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and each of the DECA Guarantors; this Agreement has been duly executed and delivered by the Company and each of the DECA Guarantors;

(v) the execution and delivery by each of the Company and the DECA Guarantors of the Indenture (and the Guarantees included therein) and the performance of their respective obligations thereunder have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and each of the DECA Guarantors; the Indenture has been duly executed and delivered by the Company and each of the DECA Guarantors, and the Indenture (and the Guarantees included therein) constitutes a valid and binding obligation of the Company and each of the DECA Guarantors, enforceable against the Company and each of the DECA Guarantors in accordance with its terms;

(vi) neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus is not required to be registered under the Investment Company Act. For purposes of this paragraph, the term “investment company” has the meaning ascribed to such term in the Investment Company Act;

(vii) the execution and delivery by the Company and the DECA Guarantors of this Agreement, the Indenture, the Securities and the Guarantees, to which it is a party, the performance of their obligations hereunder and thereunder, and the issuance by the Company of the Securities and the Guarantees by each of the DECA Guarantors and the DECA Guarantors of the Guarantees to the Underwriters:

(A) do not and will not violate (A) the certificate of incorporation or bylaws of the Company or the DECA Guarantors that are corporations or (B) the certificates of formation or limited liability company agreement of the DECA Guarantors that are limited liability companies;

(B) do not and will not result in a breach of or default under any agreement to which the Company is a party that is identified to such counsel in a certificate of the Company as being material to the Company and its subsidiaries taken as a whole, which agreements shall be listed on Annex A to such opinion (the “Material Contracts”);

(C) do not and will not violate any order, judgment or decree of any court or other agency of government identified to such counsel in a certificate of the Company as constituting all orders, judgments or decrees that are material to the Company and its subsidiaries taken as a whole and that are binding on the Company, each of which orders, judgments and decrees shall be listed on Annex B to such opinion; and

(D) do not and will not (i) violate, or require any filing with or approval of any governmental authority or regulatory body of the States of New York or California or the United States of America under, any law or regulation currently in effect of the States of New York or California or the United States of America applicable to the Company or any of the DECA Guarantors that, in such counsel’s experience, is generally applicable to transactions in the nature of those contemplated by this Agreement and the Indenture, or (ii) violate or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under the Delaware General Corporation Law or Delaware Limited Liability Company Act; this paragraph will not include any opinion regarding any federal or state securities or Blue Sky laws or regulations;

(viii) insofar as the statements in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Notes” purport to describe specific provisions of the Indenture or the Securities, such statements present in all material respects an accurate summary of such provisions; and

(ix) to the extent that the statements under the caption “Material U.S. federal income tax considerations” in the Registration Statement, the General Disclosure Package and the Prospectus purport to describe specific provisions of the Internal Revenue Code or the rules and regulations thereunder, such statements present in all material respects an accurate summary of such provisions.

References to the Registration Statement, the General Disclosure Package and the Prospectus in this Section 8(a) include any amendment or supplement thereto at the Closing Date.

(b) Letter of Counsel for the Company. Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, a letter, dated the Closing Date and addressed to the Underwriters, to the effect that (subject to customary qualifications, assumptions and limitations):

(i) based solely on the certificate of the Company attached to such letter as Annex A, such counsel is of the view that the Registration Statement has become effective under the Securities Act and the Indenture has been duly qualified under the Trust Indenture Act; to such counsel’s knowledge, based solely upon telephonic confirmation from the Staff of the Commission on the date of such letter, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(ii) except for the financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, and the Statement of Eligibility on Form T-1 of the Trustee, as to which such counsel need express no opinion or belief, no facts have come to such counsel’s attention that led such counsel to believe: (A) that the Registration Statement, at the time it became effective (which, for purposes of the letter, shall mean the date of this Agreement), or the Prospectus, as of its date, was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; or (B)(1) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (3) that the Prospectus, as of its date or as of the date of such letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Opinion of Florida Counsel for the Company. An opinion of Smith, Gambrell & Russell, LLP, special Florida counsel to the Company, dated the Closing Date and addressed to the Underwriters, to the effect that (subject to customary qualifications, assumptions and limitations):

(i) each of the subsidiaries of the Company formed under the laws of the State of Florida (each, a “Florida Guarantor”) is a validly existing limited liability company, limited partnership or registered general partnership, as applicable, and its status is Active under the laws of the State of Florida; each Florida Guarantor has the requisite limited liability company or partnership power, as applicable, to conduct its business as presently conducted, or as contemplated to be conducted by the Florida Guarantor as certified in a certificate of the Company, executed by two officers of the Company (the “Officers’ Certificate”), a copy of which has been delivered to the Representative; the membership interests and partnership interests, as applicable, of each Florida Guarantor have been duly authorized and validly issued; and, based solely upon the Officers’ Certificate and a review of the applicable partnership agreement or limited liability company agreement, as amended, of each Florida Guarantor, each of the membership interests or partnership interests, as applicable, are owned of record by the Company or a wholly owned subsidiary of the Company;

(ii) each of the Florida Guarantors has the limited liability company or partnership power, as applicable, to execute and deliver the Twentieth Supplemental Indenture (and its Guarantee included therein) and to perform its respective obligations thereunder;

(iii) the execution, delivery and performance by each of the Florida Guarantors of the Twentieth Supplemental Indenture (and its Guarantee included therein) have been duly authorized by all necessary limited liability company or partnership action, as applicable, on the part of each of the Florida Guarantors;

(iv) the Twentieth Supplemental Indenture has been duly executed and delivered by each of the Florida Guarantors; and

(v) the execution, delivery and performance by the Florida Guarantors of the Twentieth Supplemental Indenture (and the Guarantee included therein) do not violate the partnership agreement, operating agreement or articles of formation of the Florida Guarantors, as applicable and do not violate any Florida law or regulation applicable to such Florida Guarantor or any order or judgment applicable to such Florida Guarantor identified to such counsel in the Officers’ Certificate as constituting an order or judgment, binding on one or more of the Florida Guarantors, that is material to the Company and its subsidiaries, taken as a whole, in either case based solely on such counsel’s review of such orders and judgments (to the extent any such orders or judgments exist as of the Closing Date).

The opinion of special Florida counsel to the Company shall be rendered to the Underwriters at the request of the Company and the Florida Guarantors and shall so state therein.

(d) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representative to the effect that such officer has examined the General Disclosure Package and the Prospectus and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and each of the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the

Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries (including the Guarantors), taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(f) Comfort Letters. On the date of this Agreement and on the Closing Date Ernst & Young, LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, substantially in the form of Exhibit A, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder; provided, that the letter delivered on the Closing Date, shall use a “cut-off” date no more than three business days prior to such Closing Date. All references in this Section 8(f) to the preliminary prospectus and the Prospectus include any amendment or supplement thereto at the date of the applicable letter.

(g) No Material Adverse Change. Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the General Disclosure Package (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any adverse change in the letter or letters referred to in paragraph (f) of this Section 8; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries (including the Guarantors), taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) No Downgrade. Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433) and in accordance with Section 6(c) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(j) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries (including the Guarantors) in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Additional Documents. On or prior to the Closing Date the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(m) All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each Guarantor, jointly and severally agree, to indemnify and hold harmless each of the Underwriters, their respective affiliates, directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (in each case, solely in such capacity as an affiliate, director, officer, employee, agent or control person of such Underwriter), from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any issuer information the parties expressly agree in writing to treat as part of the General Disclosure Package, or the General Disclosure Package (including any General Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors, its officers who signed the Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any General Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: each Underwriter’s name, the information contained in the first sentence of the third paragraph under the caption “Underwriting”, the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”, the information contained in the seventh paragraph under the caption “Underwriting” and the information contained in the ninth paragraph under the caption “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding

(including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses, to the extent reasonable, shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, their respective affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Citigroup Global Markets Inc. and any such separate firm for the Company or the Guarantors, their respective directors, their respective officers who signed the Registration Statement and any control persons of the Company or any Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement (provided that the foregoing shall not be applicable to any failure to reimburse if the Company is disputing such payment in good faith and shall have paid any amounts not in dispute). No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantors from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities sold. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or the Guarantors or any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice in writing to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market or minimum prices shall have been established on such exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the sole judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(a) Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

12. No Fiduciary Duty. The Company and each of the Guarantors acknowledge and agree that:

(a) the Underwriters have been retained solely as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company or any Guarantor on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Guarantors have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Underwriters have no obligation to disclose such interests and transactions to the Company or any Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d) they waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of such fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or any Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Guarantor, including stockholders, employees or creditors of the Company or any Guarantor.

13. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a Saturday, a Sunday or a legal holiday or day on which banks are permitted or required to be closed in New York City or Los Angeles; and (c) the term “subsidiary” means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company or any of its subsidiaries, or any other person in which the Company and its subsidiaries have at least a majority ownership interest (other than unconsolidated joint ventures, over which the Company and its subsidiaries do not have voting or economic control).

15. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: (212) 816-7912); Attention: General Counsel. Notices to the Company shall be given to it at 15360 Barranca Parkway, Irvine, California 92618 (fax: (949) 789-3349); Attention: Legal Department.

(b) Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with the Representative understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Standard Pacific Corp.

By:	/s/ Scott D. Stowell
	Name:	Scott D. Stowell
	Title:	Chief Executive Officer

Lagoon Valley Residential, LLC

By:	Standard Pacific Corp., its Sole Member

Standard Pacific of Tonner Hills, LLC

By:	Standard Pacific Corp., its Sole Member

By:	/s/ Scott D. Stowell
	Name:	Scott D. Stowell
	Title:	Chief Executive Officer

HSP Arizona, Inc.

HWB Investments, Inc.

Standard Pacific 1, Inc.

Standard Pacific of Arizona, Inc.

Standard Pacific of Colorado, Inc.

Standard Pacific of Florida GP, Inc.

Standard Pacific of Las Vegas, Inc.

Standard Pacific of Orange County, Inc.

Standard Pacific of South Florida GP, Inc.

Standard Pacific of South Florida

By:	Standard Pacific of South Florida GP, Inc.,
its Managing Partner

Standard Pacific of Tampa GP, Inc.

Standard Pacific of Tampa

By:	Standard Pacific of Tampa GP, Inc.,
its Managing Partner

Standard Pacific of Texas, Inc.

Standard Pacific of the Carolinas, LLC

Standard Pacific of Walnut Hills, Inc.
Westfield Homes USA, Inc.

By:	/s/ Scott D. Stowell
Name:	Scott D. Stowell
Title:	Chief Executive Officer

Accepted: August 1, 2013

Citigroup Global Markets Inc.
For itself and as Representative of the several Underwriters listed in
Schedule I hereto.

By:	/s/ David Leland
	Name:	David Leland
	Title:	Managing Director

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased

Citigroup Global Markets Inc.	$165,000,000

Credit Suisse Securities (USA) LLC	135,000,000

Total	$300,000,000

SCHEDULE II

Standard Pacific Corp.

Issuer:		Standard Pacific Corp.
Security Description:		Senior Notes
Distribution:		SEC Registered
Face:		$300,000,000
Gross Proceeds:		$300,000,000
Net Proceeds to Issuer (before expenses):		$296,625,000
Coupon:		6.25%
Maturity:		December 15, 2021
Offering Price:		100%
Yield to Maturity:		6.25%
Spread to Treasury:		+411 bps
Benchmark:		UST 2% due July 31, 2020
Interest Payment Dates:		June 15 and December 15
Beginning:		December 15, 2013
Optional Redemption:		Makewhole call @ T+50 bps; par call beginning 6 months prior to maturity
Change of Control Triggering Event:		Put @ 101% of principal plus accrued interest
Trade Date:		August 1, 2013
Settlement Date:	(T+3)	August 6, 2013
CUSIP:		85375C BD2
ISIN:		US85375CBD20
Denominations:		2,000x1,000
Bookrunners:		Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC

DEBT AND CASH: As a result of the increase in the size of the transaction, the following financial items will be reflected under the headings “Summary,” “Risk factors” and “Description of notes” of the Prospectus Supplement:

At June 30, 2013, after giving pro forma effect to the offering:

•

the principal amount of our homebuilding debt would have been $1,842.8 million (including the notes, but excluding indebtedness relating to our mortgage banking operation and letter of credit facilities of our Unrestricted Subsidiaries, as defined under “Description of notes—Certain Definitions”);

•

we and the subsidiary guarantors would have had $1,977.8 million in principal amount of debt outstanding (which is comprised of the homebuilding debt (including the notes) and $135 million of intercompany indebtedness to our subsidiaries that are not subsidiary guarantors) all of which is unsecured and would rank equally with the notes;

•	the maximum aggregate amount of indebtedness under our indentures and senior credit facilities that we could be required to repurchase or repay upon:
•	a change of control triggering event was approximately $1,861.2 million, and
•	a change of control without a ratings decrease event and requirement to purchase the notes was approximately $282.8 million;

CAPITALIZATION: As a result of the increase in the size of the transaction, the following items in the “As adjusted” column in the table set forth under the heading “Capitalization” on page S-18 of the Prospectus Supplement will read:

	As of June 30, 2013
(Dollars in thousands) (unaudited)	Actual	As adjusted for this offering
Cash and equivalents(1)	$90,589	$386,714

Debt(2):
Revolving credit facility(3)	$—	$—
Secured project debt and other notes payable	5,192	5,192
6 1/4% Senior Notes due 2014	4,971	4,971
7% Senior Notes due 2015	29,789	29,789
10 3/4% Senior Notes due 2016, net of discount(4)	267,386	267,386
8 3/8% Senior Notes due 2018, net of premium(5)	579,466	579,466
8 3/8% Senior Notes due 2021, net of discount(6)	397,217	397,217
1 1/4% Convertible Senior Notes due 2032	253,000	253,000
6 1/4% Senior Notes due 2021 offered hereby	—	300,000

Total debt	1,537,021	1,837,021

Stockholders’ equity:
Preferred Stock, $0.01 par value; 10,000,000 shares authorized; 267,829 shares issued and outstanding at June 30, 2013	3	3
Common Stock, $0.01 par value; 600,000,000 shares authorized; 276,792,010 shares issued and outstanding at June 30, 2013(7)	2,768	2,768
Additional paid-in capital	1,347,085	1,347,085
Accumulated deficit	(12,388)	(12,388)

Total stockholders’ equity	1,337,468	1,337,468

Total capitalization	$2,874,489	$3,174,489

(1)	Includes $25.5 million of restricted cash and excludes $17.3 million of cash and cash equivalents related to our financial services subsidiary.
(2)	Excludes $97.0 million of debt related to our financial services subsidiary.
(3)	As of June 30, 2013, we were party to a $350 million unsecured revolving credit facility. As of June 30, 2013, we satisfied the conditions that would allow us to borrow up to $317.5 million under the facility and had no amounts outstanding, and after giving effect to this offering we would have had $313.7 million of borrowing availability. There were no amounts outstanding under our revolving credit facility as of July 31, 2013.
(4)	Represents accreted value, with principal amount of $280.0 million.
(5)	Represents accreted value, with principal amount of $575.0 million.
(6)	Represents accreted value, with principal amount of $400.0 million.
(7)	Excludes 23.8 million shares of common stock reserved for issuance upon exercise of outstanding share-based awards.

USE OF PROCEEDS: As a result of the increase in the size of the transaction, the language set forth under the heading “Use of proceeds” on page S-17 of the Prospectus Supplement will read:

We estimate that the net proceeds to us from the sale of the notes offered hereby will be approximately $296.1 million (net of underwriting discounts and commissions and fees and expenses of the offering). We intend to use the net proceeds from this offering for general corporate purposes, including land acquisition and development, home construction, and other related purposes.

Terms used but not defined herein shall have the meaning ascribed to them in the Preliminary Prospectus Supplement.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Standard Pacific has filed a registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus (including the prospectus supplement) in that registration statement and other documents Standard Pacific has filed with the SEC for more complete information about Standard Pacific and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies of the prospectus relating to the offering may be obtained from your sales representative Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 or toll free at 1-800-831-9146.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SCHEDULE III

A.	General Disclosure Package

1.	Pricing Term Sheet of the Company filed on August 1, 2013.

B.	Other Issuer Free Writing Prospectus

2.	Electronic roadshow, dated August 1, 2013.

SCHEDULE IV

Guarantors

HSP Arizona, Inc.

HWB Investments, Inc.

Lagoon Valley Residential, LLC

Standard Pacific 1, Inc.

Standard Pacific of Arizona, Inc.

Standard Pacific of Colorado, Inc.

Standard Pacific of Florida GP, Inc.

Standard Pacific of Las Vegas, Inc.

Standard Pacific of Orange County, Inc.

Standard Pacific of South Florida, general partnership

Standard Pacific of South Florida GP, Inc.

Standard Pacific of Tampa, general partnership

Standard Pacific of Tampa GP, Inc.

Standard Pacific of Texas, Inc.

Standard Pacific of the Carolinas, LLC

Standard Pacific of Tonner Hills, LLC

Standard Pacific of Walnut Hills, Inc.

Westfield Homes USA, Inc.